Exhibit 4.1

Execution Version

EQM MIDSTREAM PARTNERS, LP

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Seventh Supplemental Indenture

Dated as of March 12, 2025

To the Indenture

Dated as of August 1, 2014

6.500% Senior Notes due 2048

TABLE OF CONTENTS

This Table of Contents does not constitute part of this Seventh Supplemental Indenture or have any bearing upon the interpretation of any of its terms and provisions.

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THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of March 12, 2025 (this “Seventh Supplemental Indenture”), is between EQM Midstream Partners, LP, a Delaware limited partnership formerly named EQT Midstream Partners, LP (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has executed and delivered to the Trustee an Indenture, dated as of August 1, 2014 (the “Original Indenture”), to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness, in one or more series as therein provided (the “Securities”);

WHEREAS, the Original Indenture was supplemented by (i) the Fifth Supplemental Indenture, dated as of June 25, 2018, between the Issuer and the Trustee (the “Fifth Supplemental Indenture”), relating to the issuance of a series of Securities designated as the Issuer’s 6.500% Senior Notes due 2048 (the “Affected Notes”) and providing for, solely with respect to the Affected Notes, the incorporation into the Original Indenture of certain restrictive covenants including new Section 4.08 (Limitation on Liens) and new Section 4.09 (Limitation on Sale/Leaseback Transactions), and new definitions of terms used therein, among other things, and (ii) the Sixth Supplemental Indenture, dated as of December 30, 2024, between the Issuer and the Trustee (the “Sixth Supplemental Indenture”), providing for the modification of the reporting covenant set out in Section 4.03 (SEC Reports; Financial Statements) of the Original Indenture (the Original Indenture, as supplemented solely with respect to the Affected Notes by the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”);

WHEREAS, subsequent to the issuance of the Affected Notes, the Issuer became an indirect wholly owned subsidiary of EQT Corporation (“EQT”);

WHEREAS, to effectuate the amendments set forth in Article 2 hereof (the “Proposed Amendments”) with respect to the Affected Notes, pursuant to Section 9.02 of the Original Indenture, the Issuer and the Trustee may amend or supplement the Indenture and the Affected Notes with the consent of the Holders of a majority in principal amount of the then outstanding Affected Notes (the “Consent Threshold”);

WHEREAS, pursuant to the Offering Memorandum and Consent Solicitation Statement of EQT and the Issuer dated February 24, 2025 (the “Offering Memorandum and Consent Solicitation Statement”), the Issuer has received consents to the Proposed Amendments from Holders of a majority in aggregate principal amount of the outstanding Affected Notes, thereby satisfying the Consent Threshold, and the Holders who have delivered such consents may no longer revoke such consents; and

WHEREAS, all things necessary to authorize the execution and delivery of this Seventh Supplemental Indenture, and to make the Original Indenture, as amended with respect to the Affected Notes by this Seventh Supplemental Indenture, a valid agreement of the Issuer, in accordance with its terms, have been done.

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NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises herein, the Issuer and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of the Affected Notes, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01              Definitions; Rules of Construction; References. Except as otherwise expressly provided herein or unless the context otherwise requires:

(a)           any term used herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture;

(b)           the rules of construction set forth in the Original Indenture shall be applied hereto as if set forth in full herein;

(c)           the words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof; and

(d)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
AMENDMENTS TO THE INDENTURE AND THE AFFECTED NOTES

SECTION 2.01              Amendments to the Indenture.

(a)           Solely with respect to the Affected Notes, the Indenture is hereby amended by deleting the following Sections of the Indenture in their entirety:

Section 4.03 (SEC Reports; Financial Statements)
Section 4.08 (Limitation on Liens)
Section 4.09 (Limitation on Sale/Leaseback Transactions)

Each such deleted Section is hereby replaced with “[Intentionally Omitted].”

(b)           Solely with respect to the Affected Notes, Article V (Successors) of the Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted].”

(c)           Solely with respect to the Affected Notes, clause (4) of Section 6.01 (Events of Default) of the Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted].”

SECTION 2.02              Related Amendments to the Indenture and the Affected Notes. Solely with respect to the Affected Notes, the Indenture is hereby amended by deleting (a) any definitions that are no longer used in the Indenture and (b) any Section, Article or clause references that cease to have meaning in the Indenture, in each case, as a result of the amendments to the Indenture effected pursuant to Section 2.01 of this Seventh Supplemental Indenture. All references in the Indenture to any of the provisions modified as provided herein, or the terms defined in such provisions, as applicable, shall also be deemed modified in accordance with this Article 2. The provisions of the Affected Notes shall be deemed to be conformed to the Indenture as amended by this Seventh Supplemental Indenture and amended to the extent that the Affected Notes are inconsistent with the Indenture as amended by this Seventh Supplemental Indenture.

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ARTICLE 3
MISCELLANEOUS PROVISIONS

SECTION 3.01              Effective Date; Operative Time. The provisions of this Seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, but the Proposed Amendments shall not become operative until the (a) exchange of all Affected Notes validly tendered in the 6.500% 2048 Notes Exchange Offer (as defined in the Offering Memorandum and Consent Solicitation Statement) pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement and (b) exchange or purchase of all other Existing EQM Notes validly tendered pursuant to the Exchange Offers or the Concurrent EQM Tender Offer (each as defined in the Offering Memorandum and Consent Solicitation Statement) pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement and the Offer to Purchase and Consent Solicitation Statement (as defined in the Offering Memorandum and Consent Solicitation Statement), as applicable.

SECTION 3.02              Relation to the Original Indenture; Ratification. This Seventh Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Seventh Supplemental Indenture solely for the benefit of the Issuer, the Trustee and the Holders of the Affected Notes. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as amended by this Seventh Supplemental Indenture, and the Indenture and this Seventh Supplemental Indenture shall be read, taken and construed together as one instrument.

SECTION 3.03              No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this Seventh Supplemental Indenture shall be taken as the recitals and statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

SECTION 3.04              Separability. In case any provision in the Indenture, as amended by this Seventh Supplemental Indenture, or in the Affected Notes, after giving effect to this Seventh Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05              Counterparts.

(a)           This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by electronic or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “executed,” “signed,” “signature” and “delivery” and words of like import in or relating to this Seventh Supplemental Indenture or any document to be signed in connection with this Seventh Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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(b)           The Trustee shall have the right to accept and act upon any notice, instruction or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Seventh Supplemental Indenture by electronic transmission (including by e-mail, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Seventh Supplemental Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties.

SECTION 3.06              Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

By:	/s/ Daniel A. Greenblatt
Name:	Daniel A. Greenblatt
Title:	Vice President, Back Office, and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Jennifer Gillis
Name:	Jennifer Gillis
Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]